April 6, 2017 Dear Fellow Stockholder, On March 16, 2017, the Board of Directors of InvenTrust approved an approximate 3% increase in the first quarter of 2017 distribution payment. The new rate means each shareholder will receive a higher annualized distribution rate of $0.0695 per share effective January 1st and payable with the April 6th distribution. As indicated last year, the Board has been committed to evaluating InvenTrust’s progress on our retail strategy and its impact on the quarterly distribution rate. Based on the progress and transformation to date, the Board determined that an increase in the distribution rate was appropriate. Recent Acquisitions to Our Portfolio InvenTrust continues to transform and refine our pure-play retail portfolio into a unique and compelling investment opportunity with desirable retail properties in markets with strong demographics. Two of our most recent acquisitions are examples of our strategic execution. The first transaction is the acquisition of two adjacent centers, Paraiso Parc and Westfork Plaza. This acquisition represents an opportunity to secure an ‘A+’ asset in one of South Florida’s strongest retail submarkets. This asset is well occupied, with strong best-in-class retail anchors such as Publix, Costco, Regal Cinemas, Ross and TJ Maxx and is located in Pembroke Pines, Florida, situated just 20 miles northwest of downtown Miami and 15 miles southwest of Fort Lauderdale. The next addition to our portfolio is Campus Marketplace, a 144,000 square foot Ralphs- and CVS-anchored center located in San Marcos, California. This transaction will allow us to continue to build our asset base and concentration in Southern California, while giving us an opportunity to acquire a center anchored by a top grocer in one of InvenTrust’s target markets. This is a fantastic stabilized asset with an exceptional geographic location and strong anchor tenants. Additionally, from these transactions, we anticipate operational efficiencies in these key target markets for InvenTrust’s existing portfolio. Sincerely, INVENTRUST PROPERTIES CORP. Thomas P. McGuinness President, CEO Forward-Looking Statements in this letter, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These statements include statements about the Company’s plans and strategies and future events, including the declaration, payment, timing and rate of any future distributions, the availability of cash flow from operating activities to fund distributions, the Company’s ability to successfully execute on its long-term strategy, our ability to integrate and successfully operate acquired properties and the risks associated with such properties and the Company’s ability to offer liquidity to its stockholders, among other things. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain and involve known and unknown risks that are difficult to predict. For a discussion of factors that could materially affect the outcome of the Company’s forward-looking statements and our future results and financial condition, see the Risk Factors included in the Company’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. You are cautioned not to place undue reliance on any forward-looking statements, which are made as of the date of this letter. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information, future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. Recent Acquisitions Paraiso Parc & Westfork Plaza • Pembroke Pines, FL • Publix & Costco anchored • Two centers = 389K sq. ft. Campus Marketplace • San Marcos, CA • Ralphs anchored • 98% occupied • 144K sq. ft.